UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 18, 2009
Date of Report (Date of earliest event reported)
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
311 Bonnie Circle
Corona, California, 92880
(Address of principal executive offices) (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-4.2
EX-5.1
EX-5.2

Item 1.01 Entry into a Material Definitive Agreement
     On August 18, 2009, Watson Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named therein, for whom Banc of America Securities LLC and Barclays Capital Inc. have acted as the representatives, for the issuance and sale by the Company of $450,000,000 aggregate principal amount of its 5.000% Senior Notes due 2014 (the “2014 Notes”) and $400,000,000 aggregate principal amount of its 6.125% Senior Notes due 2019 (the “2019 Notes” and together with the 2014 Notes, the “Notes”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
     Pursuant to the Underwriting Agreement, the Company issued and sold $450,000,000 aggregate principal amount of the 2014 Notes and $400,000,000 aggregate principal amount of the 2019 Notes. The offering of the Notes was registered under an effective Registration Statement on Form S-3 (Registration No. 333-161404). The Notes were issued pursuant to an indenture, dated as of August 24, 2009 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of August 24, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Copies of the Base Indenture and the Supplemental Indenture (including forms of the Notes) are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The descriptions of the Underwriting Agreement, the Indenture and the Notes in this report are summaries and are qualified in their entirety by the terms of the Underwriting Agreement, the Indenture and the Notes.
     The net proceeds from the offering of approximately $836.4 million, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be used to repay approximately $100.0 million of the Company’s term loan borrowings, to redeem the $575.0 million aggregate principal amount of the Company’s convertible contingent senior debentures due 2023, and to fund a portion of the cash consideration payable in the Company’s pending acquisition of Robin Hood Holdings Limited, pursuant to terms and subject to conditions previously disclosed.
     The 2014 Notes and 2019 Notes will bear interest at a rate of 5.000% and 6.125% per annum, respectively, which shall be payable semi-annually in arrears on each February 15 and August 15, respectively, beginning February 15, 2010. The 2014 Notes will mature on August 15, 2014 and the 2019 Notes will mature on August 15, 2019.
     The Company may redeem all or part of the Notes at any time prior to maturity at the redemption price set forth in the Supplemental Indenture.
     In the event of a change in control triggering event (as defined in the Supplemental Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any.
     The Notes will rank (i) equal in right of payment to all of the Company’s other existing and future unsecured unsubordinated indebtedness, (ii) senior in right of payment to all of the Company’s existing and future subordinated indebtedness and (iii) effectively subordinated in right of payment to any secured indebtedness, to the extent of the assets securing such indebtedness, and to all existing and any future liabilities of the Company’s subsidiaries.
Item 9.01 Financial Statements and Exhibits
d. Exhibits:

1.1	Underwriting Agreement by and among the Company and Banc of America Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, dated as of August 18, 2009

4.1	Indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of August 24, 2009

4.2	First Supplemental Indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of August 24, 2009, including the forms of the Company’s 5.000% Senior Notes due 2014 and 6.125% Senior Notes due 2019

5.1	Opinion of Latham & Watkins LLP, dated August 24, 2009

5.2	Opinion of Greenberg Traurig, LLP, dated August 24, 2009

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2009	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and among the Company and Banc of America Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein, dated as of August 18, 2009

4.1	Indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of August 24, 2009

4.2	First Supplemental Indenture between the Company and Wells Fargo Bank, N.A., as trustee, dated as of August 24, 2009, including the forms of the Company’s 5.000% Senior Notes due 2014 and 6.125% Notes due 2019

5.1	Opinion of Latham & Watkins LLP, dated August 24, 2009

5.2	Opinion of Greenberg Traurig, LLP, dated August 24, 2009

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)